================================================================================

                          SECURITIES PURCHASE AGREEMENT

                                     Between

                             FIDELITY HOLDINGS, INC.

                                       and

                         THE INVESTORS SIGNATORY HERETO

                          Dated as of December 8, 1999

================================================================================

EXHIBIT 10.66

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 8, 1999, between Fidelity Holdings, Inc., a Nevada corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

      WHEREAS, pursuant to that certain Letter Agreement, dated June 24, 1999 between the Company and the Purchasers (the "Letter Agreement"), the parties thereto have agreed, subject to certain conditions set forth therein, that the Purchasers shall, severally and not jointly, purchase from the Company, and the Company shall sell to the Purchasers, the First Additional Securities (as defined in the Letter Agreement) for an aggregate purchase price of $7,000,000;

      WHEREAS, each of the Purchasers has agreed to waive the conditions precedent specified in the Letter Agreement to its respective obligation to purchase a portion of the First Additional Securities equal to three-sevenths (3/7) of the First Additional Securities for an aggregate purchase price of $3,000,000 and the Company has agreed to sell to the Purchasers three-sevenths (3/7) of the First Additional Securities for an aggregate purchase price of $3,000,000; and

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and certain other securities of the Company as more fully described in this Agreement, the sum of which shall constitute the First Additional Securities.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      1.1   The Closing.

            (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase 176,472 shares of Common Stock (the "Shares") for an aggregate purchase price of $3,000,000. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                  (ii) At the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate representing the number of Shares indicated below such Purchaser's name on the signature page to this Agreement, registered in the name of such Purchaser, (2) a Common Stock purchase warrant, in the form of Exhibit A, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire shares of Common Stock upon the terms set forth therein (collectively, the "Adjustable Warrants"), (3) a Common Stock purchase warrant, in the form of Exhibit D, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right at any time and from time to time thereafter through the fifth anniversary of the Closing Date to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page to this Agreement at an exercise price per share (subject to adjustment as provided therein) of $17.25 (collectively, the "Closing Warrants" and together with the Adjustable Warrants, the "Warrants"),
(4) the legal opinion of Littman Krooks Roth & Ball P.C., outside counsel to the Company, substantially in the form of Exhibit C, and (5) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement, including (i) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"), and
(ii) the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"); and (B) each Purchaser shall deliver (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated prior to the Closing Date in writing by the Company for such purpose, and (2) all documents, instruments and writings required to have been delivered at or prior to the Closing Date by such Purchaser pursuant to this Agreement, including an executed Registration Rights Agreement.

            1.2 Certain Defined Terms. For purposes of this Agreement, "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A and "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

            (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement or the Warrants (collectively, the "Transaction Documents"), (y) be reasonably expected to have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company other than the obtaining of the Required Approvals (as hereinafter defined). Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter or organizational documents.

            (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), no securities of the Company or any Subsidiary are entitled to preemptive or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, except as a result of the purchase and sale of the Securities, or rights or obligations convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            (d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the terms hereof and the Warrants, shall have been duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has reserved a number of duly authorized shares of Common Stock that is not less than the sum of (i) the maximum number of Underlying Shares (as defined below) issuable upon exercise of the Adjustable Warrants, assuming that the Per Share Market Value utilized to determine the number of such Underlying Shares is 50% of the average Per Share Market Value on the Trading Day immediately preceding the Closing Date and (ii) the number of Underlying Shares issuable upon exercise in full of the Closing Warrants (such number of shares of Common Stock as contemplated in clauses (i) and (ii), the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares and the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Underlying Shares." The Shares, the Warrants and the Underlying Shares are collectively referred to herein as, the "Securities."

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below) and except as set forth in Schedule 2.1(e), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

            (f) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.11, (ii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and the Underlying Shares by the Purchasers (the "Underlying Shares Registration Statement"), (iii) the application(s) to the Nasdaq National Market ("NASDAQ") for the listing of the Shares and the Underlying Shares with the NASDAQ (and with any other national securities exchange of market on which the Common Stock is then listed), (vi) applicable Blue Sky filings, and
(v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals"). The Company has either (i) filed with the NASDAQ an additional shares listing application for the listing of the Underlying Shares for trading on the NASDAQ for such number of shares of Common Stock as would be issuable upon exercise of the Warrants assuming the Per Share Market Value on the date of exercise of the Warrants equaled 50% of the Per Share Market Value on the date of the filing of such application or (ii) received a telephonic waiver from the NASDAQ from the obligation to file such application.

            (g) Litigation; Proceedings. Except as set forth in the SEC Reports, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

            (h) No Default or Violation. Neither the Company nor any Subsidiary
(i) except as set forth in Schedule 2.1(h), is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

            (i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on its behalf has taken or, to the knowledge of the Company, is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

            (j) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth on Schedule 2.1(j) or except as specifically disclosed in the SEC Reports, since April 16, 1999 (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than
(x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock or stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on April 16, 1999, and has not received any comments from the Commission in respect thereof.

            (k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (l) Certain Fees. Except for certain fees payable by the Company to International Securities Corporation, and its Affiliates, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons (including, without limitation, the Persons specified in Section 2.1(r)) for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and its respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred; provided, that, if it shall be shown that a Purchaser is responsible for Purchaser Fees (as hereinafter defined) in accordance with Section 2.2(i), then the Company will have no indemnity obligation to such

Purchaser or its Affiliates, employees, directors or agents under this Section with respect to claims made by such Person for such Purchaser Fees and the provisions of Section 2.2(i) shall apply thereto.

            (m) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

            (n) Listing and Maintenance Requirements Compliance. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is currently in compliance with all such maintenance requirements and no fact or circumstances currently exist which could reasonably be expected to result in noncompliance with such maintenance requirements in the foreseeable future.

            (o) Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary or material for use in connection with their respective business, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (p) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (q) Title. Except as set forth in Schedule 2.1(q), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (r) Disclosure. The Company confirms that, except for the transactions contemplated by this Agreement, the termination of the Company's arrangement with Zanett Securities Corporation and Coleman and Company Securities, Inc. to provide the Company with investment banking services, it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

            (a) Organization; Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal and state securities laws or under an exemption from such registration. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any amount of time. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell or transfer to such Person or to any third person, with respect to any of the Securities.

            (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and at each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities. Such Purchaser is knowledgeable about investment considerations in development-stage companies.

            (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive.

            (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, proper ties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

            (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (h) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance. Such Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by applicable state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser's control, and which the Company may be under no obligation and may not be able to satisfy.

            (i) Certain Fees. Such Purchaser has not entered into (a) any written agreement or written understanding pursuant to which such Purchaser has agreed, directly or indirectly, to pay fees or commissions to any placement agent, finder, investment banker or bank or broker with respect to the transactions contemplated by this Agreement or (b) any agreement or understanding pursuant to which it agreed, directly or indirectly, to pay fees or commissions to any placement agent, finder, investment banker or bank or broker, in connection with the introduction of another Purchaser to the transactions contemplated by this Agreement (collectively, "Purchaser Fees"). The Company shall not be responsible for the payment of any Purchaser Fees, and such Purchaser shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and its respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such Purchaser Fees.

            The Company acknowledges and agrees that no Purchaser makes or has made representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

      3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement (including, without limitation, that the provisions of Section
2.2 hereof shall apply to such transferee) and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

            [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION

      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

            Underlying Shares shall not contain the legend set forth above nor any other legend if the exercise of Warrants or other issuances of Underlying Shares as contemplated by the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act and provided that the conditions set forth in the Transfer Agent Instructions have been satisfied or in the event there is not an effective Registration Statement at such time if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that such Registration Statement is declared effective by the Commission. The Company agrees that, in the event any Shares or Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefor by a Purchaser and the surrender by such Purchaser of the certificate representing the Shares or Underlying Shares, provide such Purchaser with a certificate or certificates representing such Shares or Underlying Shares, free from such legend at such time as such legend would not have been required under this
Section 3.1(b) had such issuance occurred on the date of such request and that the conditions set forth in the Transfer Agent Instructions have been satisfied. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

      3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of Underlying Shares upon exercise of the Warrants pursuant to the terms thereof, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon exercise of the Warrants pursuant to the terms thereof, is, subject to the limitations set forth in the Warrants, unconditional and absolute regardless of the effect of any such dilution.

      3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. So long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 Integration. The Company shall not, and shall use its best efforts to ensure that, no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Nasdaq Stock Market.

      3.5 Increase in Authorized Shares. If on any date the Company would be, if a notice of exercise were to be delivered on such date, precluded from issuing 200% of the number of Underlying Shares as would then be issuable upon exercise in full of the Warrants (the "Current Required Minimum") due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within 45 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, exercise and reservation of shares obligations as set forth in this Agreement and the Warrants (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments other than the Warrants, and (y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 105th day after request by the holders of the Warrants to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's articles of incorporation to evidence such increase.

      3.6 Reservation and Listing of Underlying Shares. (a) The Company shall
(i) in the time and manner required by the NASDAQ (subject to any waiver received from NASDAQ) and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading but in any event no later than two (2) Trading Days following the Closing Date, prepare and file with the NASDAQ (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing in the NASDAQ or on any other primary national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon exercise of the then unexercised portion of the Warrants exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and any such other required exchanges), then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

            (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon exercise in full of the Warrants in accordance with the Warrants, in such amount as may be required to fulfill its obligations in full under the Warrants, which reserve shall equal no less than the then Current Required Minimum.

      3.7 Exercise Procedures. The Transfer Agent Instructions and Form of Election to Purchase under the Warrants set forth the totality of the procedures with respect to the exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise the Warrants.

      3.8 Notice of Breaches. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of the Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

      3.9 Exercise Obligations of the Company. The Company shall honor exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Warrants.

      3.10 Right of First Refusal; Subsequent Registrations. (a) The Company shall not, directly or indirectly (including through one or more Affiliates, other than principal stockholders of the Company), without the prior written consent of the Purchasers, issue or offer to issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock in a transaction intended to be exempt or not subject to registration under the Securities Act ("Common Stock Equivalents"), at a price per share less than the then market price of the Common Stock at the time of the original issuance of such Common Stock or Common Stock Equivalent (if the holder of the Common Stock or Common Stock Equivalent so issued shall, at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, receive or be entitled to acquire shares of Common Stock at a price per share less than the market price of the Common Stock measured at the date of the original issuance of such originally issued Common Stock or Common Stock Equivalent, then such issuance shall be deemed to have occurred for less than the then such market value and such issuance shall be subject to the right of first refusal set forth in this Section) (any such issuance, a "Subsequent Placement") for a period from the Closing Date to the 180th day following the first date that the Underlying Shares Registration Statement is first declared effective by the Commission, except (i) the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, or upon grant or exercise of any stock or options to or by an officer, director, employee, agent, consultant whether or not under a plan, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Company, in each case disclosed in
Schedule 2.1(c) but not with respect to any amendment or modification thereof,
(iii) shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms thereof, (iv) securities issued in connection with an underwritten public offering of the Company, (v) securities issued in connection with any merger, acquisition or consolidation, or purchase of assets or business from another person, so long as the Company is the surviving corporation and that such transaction is not primarily for the purpose of raising capital, and
(vi) in connection with the issuance of Common Stock, not in excess of 1% of the Common Stock issued and outstanding on the Closing Date, upon the exercise of warrants or other rights granted to any bank other commercial financing institution, unless (A) the Company delivers to the Purchasers a written notice (the "Subsequent Placement Notice") of its intention effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected (which, by its execution and delivery of this Agreement each Purchaser hereby agrees to keep confidential), and attached to which shall be a term sheet or similar document relating thereto and (B) the Purchasers shall not have notified the Company by 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause the Purchasers to provide (or to cause their sole designee to provide), subject to completion of mutually acceptable documentation (which completion of documentation shall be expedited in good faith by the parties thereto), financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Business Days after the date the Purchasers notify the Company of their unwillingness to provide such financing. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro rata portion of the aggregate amount of Securities purchased by the Purchasers under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice. Notwithstanding anything herein to the contrary, the rights under this Section 3.10(a) shall cease to be available with respect to any Purchaser on the date, if any, on which such Purchaser ceases to own a minimum of 20% of the sum of (i) the Shares purchased by it, (ii) the shares of Common Stock then issuable upon exercise of the Closing Warrant issued to it and (iii) the shares of Common Stock which have then vested pursuant to the Adjustment Warrant issued to it.

            (b) Except for (w) Shares, (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company set forth in to
Schedule 6(b) of the Registration's Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement, and (z) Common Stock permitted to be issued pursuant to paragraph (a)(i) - (vi) of Section 3.10(a), the Company shall not, for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement is declared effective by the Commission, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) except in the case of a bona fide underwritten public offering of the Company's securities, file a registration statement for the issuance or resale of any securities of the Company, provided, that any adjustment relating to the Warrants shall apply in the case of a bona fide underwritten public offering of the Company's securities. Any Trading Days that a Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

      3.11 Certain Securities Laws Disclosures; Publicity. The Company shall:
(i) file with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby within ten (10) Business Days after the Closing Date, and (ii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (i) and (ii) above, provide a copy thereof to the Purchasers. No such filing or disclosure may be made that mentions the Purchasers by name without the prior consent of the Purchasers. Such filings shall be subject to Section 4.11 hereof.

      3.12 Transfer of Intellectual Property Rights. Except as set forth in
Schedule 3.12 and in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

      3.13 Use of Proceeds. The Company shall use the net proceeds from the sale of Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt, to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation, except as set forth in Schedule 3.13. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

      3.14 Limitations on Short Sales. Each Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the

Third Vesting Date (as defined in the Adjustable Warrants). For purposes of this
Section 3.14, a "Short Sale" by a Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Warrant Shares that have not yet been issued on exercise of the Warrants or vested pursuant to such Warrants shall be deemed to be held long by such Purchaser and the number of Warrant Shares then held by such Purchaser on any particular date of computation shall be equal to the sum of (i) the number of Warrant Shares then issuable upon exercise of the Closing Warrant held by such Purchaser and (ii) the number of Warrant Shares issuable pursuant to the Adjustable Warrant held by such Purchaser on the next Vesting Date (as defined in the Adjustable Warrants) calculated as if such Vesting Date occurred on the date of computation (whether or not then a Vesting Date) (e.g. using the lowest ten (10) Per Share Market Values during the forty (40) Trading Days immediately preceding such computation date), provided, that on and after the Third Vesting Date, such number shall equal the number of Warrant Shares that have vested on such Third Vesting Date. Each Purchaser agrees that it will not, directly or indirectly, individually or through any Affiliate, engage in any transaction which would be in violation of Regulation M promulgated under the Exchange Act with respect to transactions in the Underlying Shares.

      3.15 Reimbursement. If any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which a Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or entity in connection with the transactions contemplated by this Agreement.

      3.16 First Additional Securities. The Company and each Purchaser agree that, as of the Closing Date, the Company and each of the Purchasers shall (i) have discharged their respective obligations with respect to the acquisition or sale (as the case may be) of the portion of the First Additional Securities equal to three-sevenths (3/7) of the First Additional Securities for a purchase price of $3,000,000 pursuant to the Letter Agreement, and (ii) continue to have the rights and obligations with respect to the acquisition or sale (as the case may be ) of the remaining four-sevenths (4/7) of the First Additional Securities pursuant to the Letter Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

            4.1 Fees and Expenses. At the Closing the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $20,000 for the preparation and negotiation of the Transaction Documents. Other than the amounts contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

            4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto, and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

            4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:      Fidelity Holdings, Inc.
                              80-02 Kew Gardens Road, Suite 5000
                              Kew Gardens, New York 11415
                              Facsimile No.: (718) 793-2455
                              Attn: Doron Cohen, President

      With copies to:         Littman Krooks Roth & Ball P.C.
                              655 Third Avenue
                              New York, New York 10017-5617
                              Attn: Mitchell C. Littman, Esq. and
                                    James J. Quinlan, Esq.
                              Facsimile No.: (212) 490-2990

      If to a Purchaser:      To the address set forth under such Purchaser's
                              name on the signature pages hereto.

            4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

            4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            4.8 Governing Law. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Warrants.

            4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            4.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Purchaser, or include the name of a Purchaser in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, in which case the Company shall provide such Purchaser with prior notice of such disclosure.

            4.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

            4.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

            4.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and neither Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                 FIDELITY HOLDINGS, INC.


                                 By: /s/ Doron Cohen
                                     -----------------------
                                     Name: Doron Cohen
                                     Title: President


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

                                 STRONG RIVER INVESTMENTS, INC.


                                 By: /s/ Kenneth L. Henderson
                                     -----------------------
                                     Name: Kenneth L. Henderson
                                     Title: Attorney-in-fact


                                 Purchase Price for Shares
                                 to be acquired at Closing:           $1,000,000

                                 Shares to be acquired
                                 at Closing:                              58,824

                                 Warrant Shares to be acquired
                                 at Closing:                              58,824

                                 Address for Notice:

                                 Strong River Investments, Inc.
                                 c/o Gonzalez-Ruiz & Aleman (BVI) Limited
                                 Wickhams Cay I, Vanterpool Plaza
                                 P.O. Box 873
                                 Road Town, Tortolla. BVI

                                 With copies to:

                                 Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                                 New York, NY  10104
                                 Facsimile No.:  (212) 541-4630
                                 Attn: Kenneth L. Henderson, Esq. and
                                       Eric L. Cohen. Esq.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

                                 MONTROSE INVESTMENTS LTD.


                                 By: /s/ Kevin O'Neal
                                     ---------------------------
                                     Name: Kevin O'Neal
                                     Title: Authorized Signatory


                                 Purchase Price for Shares
                                 to be acquired at Closing:           $1,000,000

                                 Shares to be acquired
                                 at Closing:                              58,824

                                 Warrant Shares to be acquired
                                 at Closing:                              58,824


                                 Address for Notice:

                                 Montrose Investments Ltd.
                                 300 Crescent Court, Suite 700
                                 Dallas, TX 75201
                                 Facsimile: (214) 758-1221
                                 Attn: Will Rose and Kim Rozman

                                 With copies to:

                                 Robinson Silverman Pearce Aronsohn &
                                   Berman LLP
                                 1290 Avenue of the Americas
                                 New York, NY  10104
                                 Facsimile No.: (212) 541-4630
                                 Attn: Kenneth L. Henderson, Esq. and
                                       Eric L. Cohen. Esq.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

                                 AUGUSTA STREET LLC


                                 By: Navigator Management Ltd.
                                     -------------------------
                                       Director

                                       By: /s/ David Sims
                                           ---------------------------
                                           Name: David Sims
                                           Title: President


                                 Purchase Price for Shares
                                 to be acquired at Closing:           $1,000,000

                                 Shares to be acquired
                                 at Closing:                              58,824

                                 Warrant Shares to be acquired
                                 at Closing:                              58,824


                                 Address for Notice:

                                 Augusta Street LLC
                                 c/o Citco Trustees (Cayman) Limited
                                 Commercial Centre
                                 P.O. Box 31106 SMB
                                 Grand Cayman
                                 Cayman Islands
                                 British West Indies
                                 Facsimile No.: (345) 945-7566

                                 With copies to:

                                Krieger & Prager, Esqs.
                                39 Broadway
                                New York, NY 10006
                                Facsimile No.: (212) 363-2999
                                Attn: Samuel L. Krieger, Esq

                                      -and-

                                Southridge Capital Management LLC
                                Executive Pavillon
                                90 Grove Street
                                Ridgefield, CT 06877
                                Facsimile No.: (203) 431-8301
                                Attn: Henry Sargent, Esq.